UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2011

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas		77043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 11, 2011, Flotek Industries, Inc. (the “Company”) entered into separate subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell in a private placement an aggregate of 3,665,000 shares (the “Shares”) of common stock of the Company at a purchase price of $8.05 per Share, yielding aggregate gross proceeds of approximately $29.5 million. There are no material relationships between the Company and the Purchasers other than in respect of the Subscription Agreements.

The closing of the sale of the Shares in the private placement is expected to occur on May 12, 2011.

The Subscription Agreements contain representations and warranties, covenants and indemnification provisions that are typical for private placements by public companies, including representations and warranties regarding: (1) due incorporation, valid existence and good standing; (2) capitalization; (3) right, corporate power and authority to enter into the Subscription Agreements; (4) legal proceedings; (5) tax matters; (6) “investment company” status; (7) insurance; (8) use of proceeds from the offering; (9) financial statements; (10) New York Stock Exchange listing compliance; (11) internal accounting controls and disclosure controls and procedures; and (12) labor matters.

Pursuant to the Subscription Agreements, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement with respect to the resale of the Shares purchased by the Purchasers under the Subscription Agreements by May 13, 2011.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and such securities may not be offered or sold in the United States absent a registration statement or exemption from registration.

Also on May 11, 2011, the Company entered into exchange agreements (the “Exchange Agreements”) with two affiliated holders of $4.5 million in aggregate principal amount of the Company’s 5.25% Convertible Senior Notes due 2028 (the “Convertible Notes”) to issue 559,007 shares of common stock of the Company to such holders in exchange for such Convertible Notes. The closing of this exchange is expected to occur on or before May 18, 2011. There are no material relationships between the Company and such holders other than in respect of the Exchange Agreements. The Exchange Agreements contain representations and warranties and other provisions that are typical for debt for equity exchanges by public companies.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the Subscription Agreements, the Company has agreed to sell Shares to the Purchasers in a private placement. The offer and sale of Shares is being made in reliance on an exemption from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

As described in Item 1.01 above, pursuant to the Exchange Agreements the Company has agreed to issue an aggregate of 559,007 shares of Common Stock in exchange for an aggregate of $4.5 million in principal amount of Convertible Notes. The offer and sale of such shares of common stock is being made in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act. The information in Item 1.01 above is incorporated by reference into this Item 3.02 by reference.

Item 8.01.	Other Events.

On May 11, 2011, the Company announced the entry into the Subscription Agreements and the Exchange Agreements. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) regarding the Company’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.

Although forward-looking statements in this Current Report on Form 8-K reflect the good faith judgment of the Company’s management, such statements can only be based on facts and factors that the Company’s management currently knows. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation.

Further information about the risks and uncertainties that may affect the Company’s business are set forth in the Company’s most recent filing on Form 10-K (including, without limitation, in the “Risk Factors” section) and in its other SEC filings and publicly available documents. The Company urges readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release regarding private placement of shares and exchange agreements dated as of May 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: May 12, 2011	By:	/s/ Jesse E. Neyman
Jesse E. Neyman
Executive Vice President, Finance and Strategic Planning

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release regarding private placement of shares and exchange agreements dated as of May 12, 2011